EXHIBIT 8.1
Principal subsidiaries
The following is a list of Ternium’s subsidiaries at December 31, 2024.

Company	Country of Organization	Main activity	Percentage of ownership at December 31,
			2024	2023	2022

Ternium S.A.	Luxembourg	Holding	100,00%	100,00%	100,00%
Ternium Investments S.à.r.l.	Luxembourg	Holding, financial services and agency trading activities	100,00%	100,00%	100,00%
Ternium Internacional España S.L. (1)	Spain	Holding and marketing of steel products	100,00%	100,00%	100,00%
Ternium Solutions S.A. (1)	Uruguay	Other services	100,00%	100,00%	100,00%
Ternium Internationaal B.V. (1)	Netherlands	Marketing of steel products	100,00%	100,00%	100,00%
Ternium USA Inc. (2)	USA	Manufacturing and selling of steel products	100,00%	100,00%	100,00%
Ternium Argentina S.A. (3)	Argentina	Manufacturing and selling of flat steel products	62,57%	62,57%	62,57%
Prosid Investments S.A. (4)	Uruguay	Holding	62,58%	62,58%	62,58%
Ternium Mexico S.A. de C.V. (5)	Mexico	Manufacturing and selling of steel products	89,25%	89,25%	89,25%
Las Encinas S.A. de C.V. (6)	Mexico	Exploration, exploitation and pelletizing of iron ore	89,25%	89,25%	89,25%
Ferropak Comercial S.A. de C.V. (6)	Mexico	Scrap services company	89,25%	89,25%	89,25%
Transamerica E. & I. Trading Corp. (6)	USA	Scrap services company	89,25%	89,25%	89,25%
Galvacer Chile S.A. (6)	Chile	Distributing company	89,25%	89,25%	89,25%
Ternium Gas México S.A. de C.V. (7)	Mexico	Energy services company	89,25%	89,25%	89,25%
Consorcio Minero Benito Juarez Peña Colorada S.A.de C.V. (8)	Mexico	Exploration, exploitation and pelletizing of iron ore	44,62%	44,62%	44,62%
Exiros B.V. (8)	Netherlands	Procurement and trading services	50,00%	50,00%	50,00%
Servicios Integrales Nova de Monterrey S.A. de C.V. (9)	Mexico	Medical and Social Services	66,49%	66,49%	66,49%
Ternium Internacional Nicaragua S.A.	Nicaragua	Manufacturing and selling of steel products	99,38%	99,38%	99,38%
Ternium Internacional Honduras S.A. de C.V.	Honduras	Manufacturing and selling of steel products	99,18%	99,18%	99,18%
Ternium Internacional El Salvador S.A. de C.V.	El Salvador	Manufacturing and selling of steel products	99,92%	99,92%	99,92%
Ternium Internacional Costa Rica S.A.	Costa Rica	Manufacturing and selling of steel products	99,98%	99,98%	99,98%
Ternium Internacional Guatemala S.A. (10)	Guatemala	Manufacturing and selling of steel products	99,98%	99,98%	99,98%
Ternium Colombia S.A.S. (11)	Colombia	Manufacturing and selling of steel products	100,00%	100,00%	100,00%
Ternium del Cauca S.A.S. (11)	Colombia	Manufacturing and selling of steel products	100,00%	100,00%	100,00%
Ternium del Atlántico S.A.S (11)	Colombia	Manufacturing and selling of steel products	100,00%	100,00%	100,00%
Ternium Procurement S.A. (11)	Uruguay	Marketing of steel products and procurement services	100,00%	100,00%	100,00%
Technology & Engineering Services S.A. (11)	Uruguay	Engineering and other services	100,00%	100,00%	100,00%
Ternium Brasil Ltda. (12)	Brazil	Manufacturing and selling of steel products	100,00%	100,00%	100,00%
Tenigal S. de R.L. de C.V. (13)	Mexico	Manufacturing and selling of steel products	51,00%	51,00%	51,00%
Soluciones Integrales de Gestión S.A. (14)	Argentina	Other services	100,00%	100,00%	100,00%
Vientos de Olavarría S.A. (15)	Argentina	Renewable energy projects.	62,57%	62,57%	62,57%
Usinas Siderúrgicas de Minas Gerais S.A. (16)	Brazil	Manufacturing and selling of steel products	23,30%	23,30%	-
Mineração Usiminas S.A. (17)	Brazil	Exploration, exploitation and pelletizing of iron ore	16,31%	16,31%	-
Soluções Em Aço Usiminas S.A. (18)	Brazil	Manufacturing and selling of steel products	16,05%	16,05%	-
Usiminas Mecânica S.A. (19)	Brazil	Engineering and other services	23,30%	23,30%	-
Rios Unidos logistica e transporte de açõ Ltda. (20)	Brazil	Logistics and distribution of steel-derived products	-	23,30%	-
Usiminas International S.À R.L. (21)	Luxembourg	Holding	23,30%	23,30%	-
Usiminas Participações E Logística S.A. (22)	Brazil	Logistics and distribution of steel-derived products	17,48%	17,48%	-
Metalcentro Ltda. (23)	Brazil	Other services	23,30%	23,30%	-
Ternium Participaçoes S.A.em liquidaçao (24)	Brazil	Holding	-	-	100,00%

(1) Indirectly through Ternium Investments S.à.r.l. Total voting rights held: 100.00%.
(2) Since the second quarter of 2021, indirectly through Ternium Internacional España S.L. Total voting rights held 100.00%. Before that, indirectly through Ternium Investments S.à.r.l. total voting rights was 100.00% in 2020.
(3) Indirectly through Ternium Internacional España S.L. Total voting rights held 62.57%.

(4) Indirectly through Ternium Argentina S.A. and Ternium Procurement S.A. Total voting rights held 100.00%.
(5) Indirectly through Ternium Argentina S.A. and Ternium Internacional España S.L. Total voting rights held 100.00%.
(6) Indirectly through Ternium Mexico S.A. de C.V. Total voting rights held: 100.00%.
(7) Indirectly through Ternium Mexico S.A. de C.V. and Tenigal S. de R.L. de C.V. Total voting rights held: 100.00%.
(8) Total voting rights held: 50.00%. The Company recognizes the assets, liabilities, revenue, and expenses in relation to its interest in the joint operation.
(9) Indirectly through Ternium Mexico S.A. de C.V. Total voting rights held: 74.50%.
(10) Indirectly through Ternium Internacional España S.L. and Ternium Mexico S.A. de C.V. Total voting rights held: 100.00%.
(11) Indirectly through Ternium Internacional España S.L. Total voting rights held: 100.00%.
(12) Indirectly through Ternium Internacional España S.L. Total voting rights held: 100.00%.
(13) Indirectly through Ternium Internacional España S.L. Total voting rights held: 51.00%.
(14) Indirectly through Ternium Investments S.à r.l. and Ternium Internacional España S.L. Total voting rights held 100.00%.
(15) Indirectly through Ternium Argentina S.A. Total voting rights held: 100.00%.
(16) Indirectly through Ternium Investments S.à r.l., Prosid Investments S.A. and Ternium Argentina S.A. Total voting rights held 42,57%.
(17) Indirectly through Usinas Siderúrgicas de Minas Gerais S.A. Total voting rights held 29,80%.
(18) Indirectly through Usinas Siderúrgicas de Minas Gerais S.A. Total voting rights held 29,32%.
(19) Indirectly through Usinas Siderúrgicas de Minas Gerais S.A. Total voting rights held 42,57%.
(20) This company was merged into Usinas Siderúrgicas de Minas Gerais S.A. as of April 25, 2024.
(21) Indirectly through Usinas Siderúrgicas de Minas Gerais S.A. Total voting rights held 42,57%.
(22) Indirectly through Usinas Siderúrgicas de Minas Gerais S.A. and Mineração Usiminas S.A. Total voting rights held 36.20%.
(23) Indirectly through Usinas Siderúrgicas de Minas Gerais S.A. and Usiminas Mecânica S.A. Total voting rights held 42.57%.
(24) This company was dissolved as of January 2, 2023.